UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 22, 2005

Macquarie Securitisation Limited (ABN 16 003 297 336)

(Exact Name of Registrant as Specified in its Charter)

New South Wales, Australia	333-105642	Not Applicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 23, 20 Bond Street, Sydney NSW, 2000, Australia

(Address of Principal Executive Offices)	(Zip Code)

(011) 612 8232 3481

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Located on Page 5

Item 8.01 Other Events.

     On August 19, 2003, pursuant to a registration statement (No. 333-105642), Perpetual Trustees Australia Limited, in its capacity as issuer trustee (the “Issuer Trustee”) of the PUMA Global Trust No. 4 (the “Trust”), publicly issued initial principal amount U.S.$1,200,000,000 of Class A Mortgage Backed Floating Rate Notes and initial principal amount A$57,500,000 of A$ Class B Mortgage Backed Floating Rate Notes (the “Notes”). A regular quarterly distribution is due to be made by the Issuer Trustee to the holders of the Notes on the quarterly payment date falling on April 11, 2005. In connection with this quarterly payment date, the registrant, as the manager of the Trust, prepared and delivered a quarterly servicing report to the Issuer Trustee and The Bank of New York, New York, as principal paying agent and note trustee.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(a)	Financial Statements of Business Acquired.

     Not applicable

(b)	Pro Forma Financial Information.

     Not applicable

(c)	Exhibits.

Exhibit
No.	Document Description
99.1	Quarterly Servicing Report related to April 11, 2005 Quarterly Payment Date

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE SECURITISATION LIMITED (Registrant)
Dated: April 22, 2005	By:	/s/ Matthew O’Hare
		Name:	Matthew O’Hare
		Title:	Treasurer

INDEX TO EXHIBITS

Exhibit
No.	Document Description
99.1	Quarterly Servicing Report related to April 11, 2005 Quarterly Payment Date